UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 21, 2009

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2101 42nd Avenue, Council Bluffs, Iowa 51501
(Address of Principal Executive Offices)		(Zip Code)
(712) 366-0392 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Southwest Iowa Renewable Energy, LLC (the “Company”) has entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with AgStar Financial Services, PCA as of August 1, 2009.  The Fifth Amendment amends the Credit Agreement entered into by the Company and AgStar on May 2, 2007, as amended on March 7, 2008, December 19, 2008, December 30, 2008 and February 28, 2009.  The Fifth Amendment converts the current Company construction loan into a term loan effective August 1, 2009 with a term of five years and allows for adjustment of loan covenants upon completion and operation of the Company’s ethanol plant.

The Company also entered into a Second Amendment to Series C Unit Issuance Agreement (the “ICM Amendment”) with ICM, Inc. (“ICM”).  The ICM Amendment amends the Series C Unit Issuance Agreement dated as of March 7, 2008 which was amended by that First Amendment to Series C Unit Issuance Agreement, dated as of March 2, 2009.  Under the ICM Amendment, the Company has agreed to reimburse ICM in Series C Units for any payment by ICM of that certain bridge loan provided to the Company by Commerce Bank, N.A. (the “Bridge Loan”) on March 7, 2008, as amended on March 2, 2009.  Under the ICM Amendment, if ICM makes an ICM Bridge Loan payment, the Company will immediately issue Series C Units to ICM based on a Unit price that is equal to the lesser of $3,000 or one half (1/2) of the lowest purchase price paid by any party for a Unit who acquired (or who has entered into any agreement, instrument or document to acquire) such Unit after the date of the Series C Agreement but prior to the date of any Bridge Loan payment made by ICM, provided that ICM, at its option, may request an issuance an ICM Term Note by the Company instead of issuance of the Series C Units.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company approved and adopted its Third Amended and Restated Operating Agreement (the “Amended Operating Agreement”).  The Amended Operating Agreement provides for the issuance of a new Series of Units, Series U, which would be created and issued upon payment of that certain Bridge Loan provided to the Company by Bunge N.A. Holdings, Inc. (“Holdings”), an affiliate of Bunge North America, Inc. (“Bunge”).  Bunge is a significant equity holder of the Company.   The Amended Operating Agreement has an effective date of July 17, 2009.  In connection with the Amended Operating Agreement, Holdings has agreed to extend a term loan (the “Bunge Term Loan”) to the Company in the approximate amount of $27,500,000, which will result in a reduction of the Bridge Loan in a corresponding amount.  Holdings, at its option, may convert the Bunge Term Loan to Series U Units at a price of $3,000 per unit.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

3.1           Third Amended and Restated Operating Agreement of Southwest Iowa
Renewable Energy, LLC dated July 17, 2009.
10.1
Fifth Amendment to Credit Agreement by and among Southwest Iowa Renewable Energy, LLC and AgStar Financial Services, PCA, Metropolitan Life Insurance Company, MetLife Bank, N.A., Cooperative Centrale Raiffeisen-Boerenleenbank B.A., Amarillo National Bank, First National Bank of Omaha, Bank of the West, Monumental Life Insurance Company, M&I Marshall & Ilsley Bank, dated August 1, 2009.

10.2	Second Amendment to Series C Unit Issuance Agreement between Southwest Iowa Renewable Energy, LLC and ICM, Inc. dated August 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 21, 2009

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ James M. Lay
James M. Lay
Interim President and CEO

Exhibit Index

Exhibit
Number                                  Description

3.1	Third Amended and Restated Operating Agreement of Southwest Iowa Renewable Energy, LLC dated July 17, 2009.

10.1
Fifth Amendment to Credit Agreement by and among Southwest Iowa Renewable Energy, LLC and AgStar Financial Services, PCA, Metropolitan Life Insurance Company, MetLife Bank, N.A., Cooperative Centrale Raiffeisen-Boerenleenbank B.A., Amarillo National Bank, First National Bank of Omaha, Bank of the West, Monumental Life Insurance Company, M&I Marshall & Ilsley Bank, dated August 1, 2009.

10.2	Second Amendment to Series C Unit Issuance Agreement between Southwest Iowa Renewable Energy, LLC and ICM, Inc. dated August 1, 2009.